UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016 (May 24, 2016)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On May 24, 2016, we held our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). At the 2016 Annual Meeting, stockholders voted on the matters disclosed in our definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2016 in connection with the 2016 Annual Meeting. The final voting results for the matters submitted to a vote of stockholders are as follows:

Item 1 – Election of Directors

At the annual meeting, the holders of our common stock elected the persons listed below as directors.

	Votes Cast For	Votes Withheld	Broker Non-Votes

Joan L. Amble	3,884,255,282	52,217,265	809,079,556
George W. Bodenheimer	3,689,350,469	247,122,078	809,079,556
Mark D. Carleton	3,512,752,315	423,720,232	809,079,556
Eddy W. Hartenstein	3,810,201,478	126,271,069	809,079,556
James P. Holden	3,716,499,037	219,973,510	809,079,556
Gregory B. Maffei	3,514,784,135	421,688,412	809,079,556
Evan D. Malone	3,854,017,194	82,455,353	809,079,556
James E. Meyer	3,882,997,430	53,475,117	809,079,556
James F. Mooney	3,875,665,172	60,807,375	809,079,556
Carl E. Vogel	3,696,889,491	239,583,056	809,079,556
Vanessa A. Wittman	3,884,407,688	52,064,859	809,079,556
David M. Zaslav	3,643,367,968	293,104,579	809,079,556

Item 2 – Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants for 2016

The holders of our common stock ratified the appointment of KPMG LLP as our independent registered public accountants for 2016.

Votes Cast For	Votes Cast Against	Abstentions
4,723,651,156	15,243,132	6,657,815

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: May 26, 2016

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